EXHIBIT 99.1

Investor Relations:
Kathleen Bela
Juniper Networks, Inc.
(408) 936-7804
kbela@juniper.net

Media Relations:

Melanie Branon
Juniper Networks, Inc
(408) 936-2632
mbranon@juniper.net

JUNIPER NETWORKS REPORTS PRELIMINARY THIRD QUARTER 2009 FINANCIAL RESULTS

•	Q3 Revenue: $823.9 million, up 5% quarter over quarter

•	Q3 Operating Margin: 15.5% GAAP; 20.8% non-GAAP

•	Q3 GAAP Net Income Per Share: $0.16 diluted

•	Q3 Non-GAAP Net Income Per Share: $0.23 diluted, up 21% quarter over quarter

SUNNYVALE, Calif., October 22, 2009 – Juniper Networks, Inc. (NASDAQ: JNPR) today reported preliminary financial results for the three months ended September 30, 2009.

Net revenues for the third quarter of 2009 increased 5% to $823.9 million from $786.4 million reported in the second quarter of 2009 and declined 13% on a year-over-year basis. The Company posted GAAP net income of $83.8 million, or $0.16 per diluted share, and non-GAAP net income of $122.5 million, or $0.23 per diluted share for the third quarter of 2009. Non-GAAP net income per share represents an increase of 21% quarter-over-quarter from the $0.19 per diluted share reported for the second quarter of 2009 and a decrease of 28% from the $0.32 per diluted share reported for the third quarter of 2008. The reconciliation between GAAP and non-GAAP results of operations is provided in a table immediately following the Net Revenues by Reportable Segment table below.

“Juniper is driving execution and gaining momentum at a time when visibility in key areas of our business is beginning to improve,” said Kevin Johnson, Juniper’s Chief Executive Officer. “We are delivering on our R&D roadmap and customers are embracing our offer of integrated routing, switching and security on a common software platform – JUNOS.  Even as our optimism grows, macroeconomic conditions remain uncertain and we will continue to balance sound financial management with our investments in innovation and customer satisfaction.”

Juniper’s operating margin for the third quarter of 2009 increased to 15.5% on a GAAP basis from 12.2% in the second quarter of 2009, and decreased from 21.3% in the prior year third quarter. Non-GAAP operating margin for the third quarter of 2009 increased to 20.8% from 18.1% in the second quarter of 2009 and decreased from 25.1% in the prior year third quarter.

Juniper generated net cash from operations for the third quarter of 2009 of $223.9 million, compared to net cash from operations of $148.7 million in the second quarter of 2009.

Capital expenditures as well as depreciation and amortization expense during the third quarter of 2009 were $33.8 million and $36.5 million, respectively.

“Juniper delivered solid results that featured sequential growth in our service provider and enterprise markets, as well as improved operating margins and good cash from operations,” said Robyn Denholm, Juniper’s Chief Financial Officer.  “On a year-to-date basis, we reduced non-GAAP operating expenses by 4 percent compared to the same period in 2008, while continuing to deliver on our product roadmap, illustrating that our teams are executing well on our core strategy and operating principles.”

Juniper Networks will host a conference call web cast today, October 22, 2009 at 1:45 p.m. (Pacific Time), to be broadcasted live over the Internet at: http://www.juniper.net/company/investor/conferencecall.html.

To participate via telephone, in the U.S. the toll free dial-in number is 877-407-8033; outside of the U.S. dial 201-689-8033. Please call ten minutes prior to the scheduled conference call time. The webcast replay of the conference call will be archived on the Juniper Networks website until December 14, 2009.

About Juniper Networks, Inc.

Juniper Networks, Inc. is the leader in high-performance networking. Juniper offers a high-performance network infrastructure that creates a responsive and trusted environment for accelerating the deployment of services and applications over a single network. This fuels high-performance businesses. Additional information can be found at www.juniper.net.

Juniper Networks, JUNOS and the Juniper Networks logo are registered trademarks of Juniper Networks, Inc. in the United States and other countries. All other trademarks, service marks, registered trademarks, or registered service marks are the property of their respective owners.

Statements in this release concerning Juniper Networks’ business outlook, future financial and operating results, and overall future prospects are forward-looking statements that involve a number of uncertainties and risks. Actual results could differ materially from those anticipated in those forward-looking statements as a result of certain factors, including: general economic conditions globally or regionally; business and economic conditions in the networking industry; changes in overall technology spending; the network capacity requirements of communication service providers; contractual terms that may result in the deferral of revenue; increases in and the effect of competition; the timing of orders and their fulfillment; manufacturing and supply chain constraints; ability to establish and maintain relationships with distributors and resellers; variations in the expected mix of products sold; changes in customer mix; changes in geography mix; customer and industry analyst perceptions of Juniper Networks and its technology, products and future prospects; delays in scheduled product availability; market acceptance of Juniper Networks products and services; rapid technological and market change; adoption of regulations or standards affecting Juniper Networks products, services or the networking industry; the ability to successfully acquire, integrate and manage businesses and technologies; product defects, returns or vulnerabilities; the ability to recruit and retain key personnel; significant effects of tax legislation and judicial or administrative interpretation of tax regulations; currency fluctuations; litigation; and other factors listed in Juniper Networks’ most recent report on Form 10-Q filed with the Securities and Exchange Commission. All statements made in this press release are made only as of the date set forth at the beginning of this release. Juniper Networks undertakes no obligation to update the information in this release in the event facts or circumstances subsequently change after the date of this press release.

Juniper Networks believes that the presentation of non-GAAP financial information provides important supplemental information to management and investors regarding financial and business trends relating to the company’s financial condition and results of operations. For further information regarding why Juniper Networks believes that these non-GAAP measures provide useful information to investors, the specific manner in which management uses these measures, and some of the limitations associated with the use of these measures, please refer to the discussion below.

Juniper Networks, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Net revenues:
Product	$634,074	$766,969	$1,828,896	$2,165,100
Service	189,838	179,993	545,562	483,783

Total net revenues	823,912	946,962	2,374,458	2,648,883
Cost of revenues:
Product	206,329	230,060	606,966	636,985
Service	80,379	77,519	234,215	224,711

Total cost of revenues	286,708	307,579	841,181	861,696

Gross margin	537,204	639,383	1,533,277	1,787,187
Operating expenses:
Research and development	185,204	194,014	554,498	551,017
Sales and marketing	177,345	200,600	529,163	576,886
General and administrative	39,877	37,623	118,263	106,866
Amortization of purchased intangible assets	1,330	5,190	9,259	38,318
Restructuring charges	4,493	—	16,251	—
Other charges	1,000	—	1,000	9,000

Total operating expenses	409,249	437,427	1,228,434	1,282,087

Operating income	127,955	201,956	304,843	505,100
Interest and other income, net	1,733	9,740	6,581	40,517
Loss on minority equity investments	—	—	(3,311)	(1,499)

Income before income taxes	129,688	211,696	308,113	544,118
Provision for income taxes	45,902	63,188	214,018	164,845

Net income	$83,786	$148,508	$94,095	$379,273

Net income per share:
Basic	$0.16	$0.27	$0.18	$0.71

Diluted	$0.16	$0.27	$0.18	$0.67

Shares used in computing net income per share:
Basic	523,878	540,983	523,802	534,894

Diluted	538,132	554,350	532,686	561,932

Juniper Networks, Inc.
Stock-Based Compensation by Category
(in thousands)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Cost of revenues – Product	$910	$754	$2,832	$2,225
Cost of revenues – Service	2,904	2,413	8,513	7,009
Research and development	14,327	12,780	43,988	34,921
Sales and marketing	10,675	10,946	30,860	26,753
General and administrative	5,538	1,910	15,252	7,971

Total	$34,354	$28,803	$101,445	$78,879

Juniper Networks, Inc.
Stock-Based Compensation Related Payroll Tax by Category
(in thousands)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Cost of revenues – Product	$32	$6	$48	$64
Cost of revenues – Service	89	18	145	200
Research and development	353	61	540	663
Sales and marketing	276	169	669	1,565
General and administrative	38	7	81	111

Total	$788	$261	$1,483	$2,603

Juniper Networks, Inc.
Net Revenues by Reportable Segment
(in thousands)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Infrastructure — Product	$471,976	$610,289	$1,396,220	$1,714,899
Infrastructure — Service	123,229	118,976	350,074	308,663

Total Infrastructure	$595,205	$729,265	$1,746,294	$2,023,562

Service Layer Technologies — Product	$162,098	$156,680	$432,676	$450,201
Service Layer Technologies — Service	66,609	61,017	195,488	175,120

Total Service Layer Technologies	$228,707	$217,697	$628,164	$625,321

Total Infrastructure and Service Layer Technologies	$823,912	$946,962	$2,374,458	$2,648,883

Juniper Networks, Inc.
Reconciliation between GAAP and non-GAAP Financial Measures
(in thousands, except percentages)
(unaudited)

		Three Months Ended		Nine Months Ended
		September 30,		September 30,
		2009	2008	2009	2008
GAAP Cost of revenues – Product		$206,329	$230,060	$606,966	$636,985
Stock-based compensation expense	C	(910)	(754)	(2,832)	(2,225)
Stock-based compensation related payroll tax	C	(32)	(6)	(48)	(64)
Amortization of purchased intangible assets	A	(1,369)	(1,369)	(4,107)	(4,107)

Non-GAAP Cost of revenues – Product		204,018	227,931	599,979	630,589

GAAP Cost of revenues – Service		80,379	77,519	234,215	224,711
Stock-based compensation expense	C	(2,904)	(2,413)	(8,513)	(7,009)
Stock-based compensation related payroll tax	C	(89)	(18)	(145)	(200)

Non-GAAP Cost of revenues – Service		77,386	75,088	225,557	217,502

GAAP Gross margin — Product		427,745	536,909	1,221,930	1,528,115
Stock-based compensation expense	C	910	754	2,832	2,225
Stock-based compensation related payroll tax	C	32	6	48	64
Amortization of purchased intangible assets	A	1,369	1,369	4,107	4,107

Non-GAAP Gross margin — Product		430,056	539,038	1,228,917	1,534,511

GAAP Product gross margin as a % of product revenue		67.5%	70.0%	66.8%	70.6%
Stock-based compensation expense as a % of product revenue	C	0.1%	0.1%	0.2%	0.1%
Stock-based compensation related payroll tax as a % of product revenue	C	—	—	—	—
Amortization of purchased intangible assets as a % of product revenue	A	0.2%	0.2%	0.2%	0.2%

Non-GAAP Product gross margin as a % of product revenue		67.8%	70.3%	67.2%	70.9%

GAAP Gross margin — Service		109,459	102,474	311,347	259,072
Stock-based compensation expense	C	2,904	2,413	8,513	7,009
Stock-based compensation related payroll tax	C	89	18	145	200

Non-GAAP Gross margin — Service		112,452	104,905	320,005	266,281

GAAP Service gross margin as a % of service revenue		57.7%	56.9%	57.1%	53.6%
Stock-based compensation expense as a % of service revenue	C	1.5%	1.4%	1.6%	1.5%
Stock-based compensation related payroll tax as a % of service revenue	C	—	—	—	—

Non-GAAP Service gross margin as a % of service revenue		59.2%	58.3%	58.7%	55.1%

Juniper Networks, Inc.
Reconciliation between GAAP and non-GAAP Financial Measures
(in thousands, except percentages)
(unaudited)

		Three Months Ended		Nine Months Ended
		September 30,		September 30,
		2009	2008	2009	2008
GAAP Gross margin		$537,204	$639,383	$1,533,277	$1,787,187
Stock-based compensation expense	C	3,814	3,167	11,345	9,234
Stock-based compensation related payroll tax	C	121	24	193	264
Amortization of purchased intangible assets	A	1,369	1,369	4,107	4,107

Non-GAAP Gross margin		542,508	643,943	1,548,922	1,800,792

GAAP Gross margin as a % of revenue		65.2%	67.5%	64.6%	67.5%
Stock-based compensation expense as a % of revenue	C	0.4%	0.3%	0.4%	0.3%
Stock-based compensation related payroll tax as a % of revenue	C	—	—	—	—
Amortization of purchased intangible assets as a % of revenue	A	0.2%	0.2%	0.2%	0.2%

Non-GAAP Gross margin as a % of revenue		65.8%	68.0%	65.2%	68.0%

GAAP Research and development expense		185,204	194,014	554,498	551,017
Stock-based compensation expense	C	(14,327)	(12,780)	(43,988)	(34,921)
Stock-based compensation related payroll tax	C	(353)	(61)	(540)	(663)
Non-GAAP Research and development expense		170,524	181,173	509,970	515,433

GAAP Sales and marketing expense		177,345	200,600	529,163	576,886
Stock-based compensation expense	C	(10,675)	(10,946)	(30,860)	(26,753)
Stock-based compensation related payroll tax	C	(276)	(169)	(669)	(1,565)
Non-GAAP Sales and marketing expense		166,394	189,485	497,634	548,568

GAAP General and administrative expense		39,877	37,623	118,263	106,866
Stock-based compensation expense	C	(5,538)	(1,910)	(15,252)	(7,971)
Stock-based compensation related payroll tax	C	(38)	(7)	(81)	(111)

Non-GAAP General and administrative expense		34,301	35,706	102,930	98,784

GAAP Operating expense		409,249	437,427	1,228,434	1,282,087
Stock-based compensation expense	C	(30,540)	(25,636)	(90,100)	(69,645)
Stock-based compensation related payroll tax	C	(667)	(237)	(1,290)	(2,339)
Amortization of purchased intangible assets	A	(1,330)	(5,190)	(9,259)	(38,318)
Restructuring charges	B	(4,493)	—	(16,251)	—
Other charges — legal settlement	B	(1,000)	—	(1,000)	(9,000)

Non-GAAP Operating expense		$371,219	$406,364	$1,110,534	$1,162,785

Juniper Networks, Inc.
Reconciliation between GAAP and non-GAAP Financial Measures
(in thousands, except percentages)
(unaudited)

		Three Months Ended		Nine Months Ended
		September 30,		September 30,
		2009	2008	2009	2008
GAAP Operating income		$127,955	$201,956	$304,843	$505,100
Stock-based compensation expense	C	34,354	28,803	101,445	78,879
Stock-based compensation related payroll tax	C	788	261	1,483	2,603
Amortization of purchased intangible assets	A	2,699	6,559	13,366	42,425
Restructuring charges	B	4,493	—	16,251	—
Other charges — legal settlement	B	1,000	—	1,000	9,000

Non-GAAP Operating income		171,289	237,579	438,388	638,007

GAAP Operating margin		15.5%	21.3%	12.8%	19.1%
Stock-based compensation expense as a % of revenue	C	4.2%	3.0%	4.3%	3.0%
Stock-based compensation related payroll tax as a % of revenue	C	0.1%	0.1%	0.1%	0.1%
Amortization of purchased intangible assets as a % of revenue	A	0.3%	0.7%	0.6%	1.6%
Restructuring charges as a % of revenue	B	0.6%	—	0.7%	—
Other charges — legal settlement as a % of revenue	B	0.1%	—	—	0.3%

Non-GAAP Operating margin		20.8%	25.1%	18.5%	24.1%

GAAP Other income and expense, net		1,733	9,740	3,270	39,018
Loss on minority equity investments	B	—	—	3,311	1,499

Non-GAAP Other income and expense, net		1,733	9,740	6,581	40,517

GAAP Provision for income tax		45,902	63,188	214,018	164,845
Non-recurring income tax charge	B	(4,559)	—	(56,683)	—
Valuation allowance on deferred tax assets	B	—	—	(61,755)	—
Income tax effect of non-GAAP exclusions	B	9,162	8,535	31,498	31,927

Non-GAAP Provision for income tax		50,505	71,723	127,078	196,772

Non-GAAP Income tax rate		29.2%	29.0%	28.6%	29.0%

Non-GAAP Income before income taxes*		$173,022	$247,319	$444,969	$678,524

• Consists of non-GAAP operating income plus non-GAAP net other income and expense.

Juniper Networks, Inc.
Reconciliation between GAAP and non-GAAP Financial Measures
(in thousands, except per share amounts and percentages)
(unaudited)

		Three Months Ended		Nine Months Ended
		September 30,		September 30,
		2009	2008	2009	2008
GAAP Net income		$83,786	$148,508	$94,095	$379,273
Stock-based compensation expense	C	34,354	28,803	101,445	78,879
Stock-based compensation related payroll tax	C	788	261	1,483	2,603
Amortization of purchased intangible assets	A	2,699	6,559	13,366	42,425
Restructuring charges	B	4,493	—	16,251	—
Other charges — legal settlement	B	1,000	—	1,000	9,000
Loss on minority equity investments	B	—	—	3,311	1,499
Non-recurring income tax charge	B	4,559	—	56,683	—
Valuation allowance on deferred tax assets	B	—	—	61,755	—
Income tax effect of non-GAAP exclusions	B	(9,162)	(8,535)	(31,498)	(31,927)

Non-GAAP Net income		$122,517	$175,596	$317,891	$481,752

Non-GAAP Net income per share:
Basic	D	$0.23	$0.32	$0.61	$0.90

Diluted	D	$0.23	$0.32	$0.60	$0.86

Shares used in computing non-GAAP net income per share:
Basic	D	523,878	540,983	523,802	534,894

Diluted	D	538,132	554,350	532,686	561,932

GAAP Net income as a % of revenue		10.2%	15.7%	4.0%	14.3%
Stock-based compensation expense as a % of revenue	C	4.2%	3.0%	4.3%	3.0%
Stock-based compensation related payroll tax as a % of revenue	C	0.1%	—	0.1%	0.1%
Amortization of purchased intangible assets as a % of revenue	A	0.3%	0.7%	0.6%	1.6%
Restructuring charges as a % of revenue	B	0.6%	—	0.7%	—
Other charges — legal settlement as a % of revenue	B	0.1%	—	—	0.3%
Loss on minority equity investments	B	—	—	0.1%	0.1%
Non-recurring income tax charge as a % of revenue	B	0.6%	—	2.3%	—
Valuation allowance on deferred tax assets as a % of revenue	B	—	—	2.6%	—
Income tax effect of non-GAAP exclusions as a % of revenue	B	(1.2)%	(0.9)%	(1.3)%	(1.2)%

Non-GAAP Net income as a % of revenue		14.9%	18.5%	13.4%	18.2%

Discussion of Non-GAAP Financial Measures

The table above includes the following non-GAAP financial measures from our Condensed Consolidated Statements of Operations: cost of product revenue; cost of service revenue; product gross margin, product gross margin as a percentage of product revenue; service gross margin; service gross margin as a percentage of service revenue; gross margin; gross margin as a percentage of revenue; research and development expense; sales and marketing expense; general and administrative expense; operating expense; operating income; operating margin; net other income and expense; income before income taxes; provision for income taxes; income tax rate; net income; net income per share and net income as a percentage of revenue. These measures are not presented in accordance with, nor are they a substitute for; U.S. generally accepted accounting principles, or GAAP. In addition, these measures may be different from non-GAAP measures used by other companies, limiting their usefulness for comparison purposes. The non-GAAP financial measures used in the table above should not be considered in isolation from measures of financial performance prepared in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, many of the adjustments to our GAAP financial measures reflect the exclusion of items that are recurring and will be reflected in our financial results for the foreseeable future.

We utilize a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of our business, in making operating decisions, forecasting and planning for future periods, and determining payments under compensation programs. We consider the use of the non-GAAP measures presented above to be helpful in assessing the performance of the continuing operation of our business. By continuing operations we mean the ongoing revenue and expenses of the business excluding certain items that render comparisons with prior periods or analysis of on-going operating trends more difficult, such as expenses not directly related to the actual cash costs of development, sale, delivery or support of our products and services, or expenses that are reflected in periods unrelated to when the actual amounts were incurred or paid. Consistent with this approach, we believe that disclosing non-GAAP financial measures to the readers of our financial statements provides such readers with useful supplemental data that, while not a substitute for financial measures prepared in accordance with GAAP, allows for greater transparency in the review of our financial and operational performance. In addition, we have historically reported non-GAAP results to the investment community and believe that continuing to provide non-GAAP measures provides investors with a tool for comparing results over time. In assessing the overall health of our business for the periods covered by the tables above and, in particular, in evaluating the financial line items presented in the table above, we have excluded items in the following three general categories, each of which are described below: Acquisition-Related Expenses, Other Items, and Stock-Based Compensation Related Items. We also provide additional detail below regarding the shares used to calculate our non-GAAP net income per share. Notes identified for line items in the table above correspond to the appropriate note description below.

Note A: Acquisition-Related Expenses. We exclude certain expense items resulting from acquisitions including the following, when applicable: (i) amortization of purchased intangible assets associated with our acquisitions; (ii) compensation related to acquisitions; and (iii) acquisition-related charges. The amortization of purchased intangible assets associated with our acquisitions results in our recording expenses in our GAAP financial statements that were already expensed by the acquired company before the acquisition and for which we have not expended cash. Moreover, had we internally developed the products acquired, the amortization of intangible assets, and the expenses of uncompleted research and development would have been expensed in prior periods. Accordingly, we analyze the performance of our operations in each period without regard to such expenses. In addition, acquisitions result in non-continuing operating expenses, which would not otherwise have been incurred by us in the normal course of our business operations. For example, we have incurred deferred compensation charges related to assumed options and transition and integration costs such as retention bonuses and acquisition-related milestone payments to acquired employees. We believe that providing non-GAAP information for acquisition-related expense items in addition to the corresponding GAAP information allows the users of our financial statements to better review and understand the historic and current results of our continuing operations, and also facilitates comparisons to less acquisitive peer companies.

Note B: Other Items. We exclude certain other items that are the result of either unique or unplanned events including the following, when applicable: (i) restructuring and related costs; (ii) impairment charges; (iii) gain or loss on legal settlement, net of related transaction costs; (iv) retroactive impacts of certain tax settlements; (v) significant effects of tax legislation and judicial or administrative interpretation of tax regulations; (vi) gain or loss on equity investments; and (vii) the income tax effect on our financial statements of excluding items related to our non-GAAP financial measures. It is difficult to estimate the amount or timing of these items in advance. Restructuring and impairment charges result from events, which arise from unforeseen circumstances, which often occur outside of the ordinary course of continuing operations. Although these events are reflected in our GAAP financials, these unique transactions may limit the comparability of our on-going operations with prior and future periods. In the case of legal settlements, these gains or losses are recorded in the period in which the matter is concluded or resolved even though the subject matter of the underlying dispute may relate to multiple or different periods. As such, we believe that these expenses do not accurately reflect the underlying performance of our continuing operations for the period in which they are incurred. Similarly, the retroactive impacts of certain tax settlements and significant effects of retroactive tax legislation are unique events that occur in periods that are generally unrelated to the level of business activity to which such settlement or legislation applies.  We believe this limits comparability with prior periods and that these expenses do not accurately reflect the underlying performance of our continuing business operations for the period in which they are incurred. Whether we realize gains or losses on equity investments is based primarily on the performance and market value of those independent companies. Accordingly, we believe that these gains and losses do not reflect the underlying performance of our continuing operations. We also believe providing financial information with and without the income tax effect of excluding items related to our non-GAAP financial measures provide our management and users of the financial statements with better clarity regarding the on-going performance and future liquidity of our business. Because of these factors, we assess our operating performance both with these amounts included and excluded, and by providing this information, we believe the users of our financial statements are better able to understand the financial results of what we consider our continuing operations.

Note C: Stock-Based Compensation Related Items. We provide non-GAAP information relative to our expense for stock-based compensation and related payroll tax. We began to include stock-based compensation expense in our GAAP financial measures in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Compensation – Stock Compensation (“FASB ASC Topic 718”), in January 2006. Because of varying available valuation methodologies, subjective assumptions and the variety of award types, which affect the calculations of stock-based compensation, we believe that the exclusion of stock-based compensation allows for more accurate comparisons of our operating results to our peer companies. Further, we believe that excluding stock-based compensation expense allows for a more accurate comparison of our financial results to previous periods during which our equity-based awards were not required to be reflected in our income statement. Stock-based compensation is very different from other forms of compensation. A cash salary or bonus has a fixed and unvarying cash cost. For example, the expense associated with a $10,000 bonus is equal to exactly $10,000 in cash regardless of when it is awarded and who it is awarded by. In contrast, the expense associated with an award of an option for 1,000 shares of stock is unrelated to the amount of compensation ultimately received by the employee; and the cost to the company is based on a stock-based compensation valuation methodology and underlying assumptions that may vary over time and that does not reflect any cash expenditure by the company because no cash is expended. Furthermore, the expense associated with granting an employee an option is spread over multiple years unlike other compensation expenses which are more proximate to the time of award or payment. For example, we may be recognizing expense in a year where the stock option is significantly underwater and is not going to be exercised or generate any compensation for the employee. The expense associated with an award of an option for 1,000 shares of stock by us in one quarter may have a very different expense than an award of an identical number of shares in a different quarter. Finally, the expense recognized by us for such an option may be very different than the expense to other companies for awarding a comparable option, which makes it difficult to assess our operating performance relative to our competitors. Similar to stock-based compensation, payroll tax on stock option exercises is dependent on our stock price and the timing and exercise by employees of our stock-based compensation, over which our management has little control, and as such does not correlate to the operation of our business. Because of these unique characteristics of stock-based compensation and the related payroll tax, management excludes these expenses when analyzing the organization’s business performance. We also believe that presentation of such non-GAAP information is important to enable readers of our financial statements to compare current period results with periods prior to the adoption of FASB ASC Topic 718.

Note D: Non-GAAP Net Income Per Share Items. We provide basic non-GAAP net income per share and diluted non-GAAP net income per share. The basic non-GAAP net income per share amount was calculated based on our non-GAAP net income and the weighted-average number of shares outstanding during the reporting period. The diluted non-GAAP income per share included additional dilution from potential issuance of common stock, except when such issuances would be anti-dilutive.

Juniper Networks, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	September 30, 2009	December 31, 2008

ASSETS
Current assets:
Cash and cash equivalents	$1,618,590	$2,019,084
Short-term investments	448,986	172,896
Accounts receivable, net of allowances	373,241	429,970
Deferred tax assets, net	160,230	145,230
Prepaid expenses and other current assets	52,724	49,026

Total current assets	2,653,771	2,816,206
Property and equipment, net	449,814	436,433
Long-term investments	531,509	101,415
Restricted cash	54,534	43,442
Purchased intangible assets, net	15,895	28,861
Goodwill	3,658,602	3,658,602
Long-term deferred tax assets, net	14,083	71,079
Other long-term assets	36,239	31,303

Total assets	$7,414,447	$7,187,341

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$243,585	$249,854
Accrued compensation	139,598	160,471
Accrued warranty	37,255	40,090
Deferred revenue	480,832	459,749
Income taxes payable	61,145	33,047
Other accrued liabilities	120,854	113,399

Total current liabilities	1,083,269	1,056,610
Long-term deferred revenue	162,363	130,514
Long-term income tax payable	173,343	78,164
Other long-term liabilities	38,050	20,648
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.00001 par value	5	5
Additional paid-in capital	9,006,351	8,811,497
Accumulated other comprehensive income (loss)	3,461	(4,245)
Accumulated deficit	(3,052,395)	(2,905,852)

Total stockholders’ equity	5,957,422	5,901,405

Total liabilities and stockholders’ equity	$7,414,447	$7,187,341

Juniper Networks, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Nine Months Ended
	September 30,
	2009	2008
Cash flows from operating activities:
Net income	$94,095	$379,273
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	111,803	134,623
Stock-based compensation	101,445	78,877
Loss on minority equity investment	3,311	1,499
Change in excess tax benefits from share-based compensation	673	(38,756)
Deferred income taxes	41,996	(9,208)
Other non-cash charges	—	698
Changes in operating assets and liabilities:
Accounts receivable, net	56,729	11,155
Prepaid expenses and other assets	(11,444)	3,862
Accounts payable	(778)	2,738
Accrued compensation	(20,873)	(29,569)
Income tax payable	84,813	62,441
Other accrued liabilities	21,790	13,169
Deferred revenue	52,932	49,266

Net cash provided by operating activities	536,492	660,068
Cash flows from investing activities:
Purchases of property and equipment, net	(113,210)	(121,728)
Purchases of available-for-sale investments	(1,164,833)	(384,835)
Proceeds from sales of available-for-sale investments	202,276	95,932
Proceeds from maturities of available-for-sale investments	262,325	231,764
Changes in restricted cash	(11,276)	(8,103)
Minority equity investments	(5,289)	(4,500)

Net cash used in investing activities	(830,007)	(191,470)
Cash flows from financing activities:
Proceeds from issuance of common stock	131,391	115,424
Purchases and retirement of common stock	(241,481)	(562,187)
Net proceeds from customer financing arrangements	3,784	2,083
Redemption of convertible debt	—	(287)
Change in excess tax benefits from share-based compensation	(673)	38,756

Net cash used in financing activities	(106,979)	(406,211)

Net (decrease) increase in cash and cash equivalents	(400,494)	62,387
Cash and cash equivalents at beginning of period	2,019,084	1,716,110

Cash and cash equivalents at end of period	$1,618,590	$1,778,497

Supplemental disclosure of non-cash investing and financing activities:
Common stock issued in connection with conversion of the Senior Notes	$—	$399,153

Juniper Networks, Inc.
Cash, Cash Equivalents, Trading, and Available-For-Sale Investments
(in thousands)
(unaudited)

	September 30, 2009	December 31, 2008

Cash and cash equivalents	$1,618,590	$2,019,084
Short-term investments	448,986	172,896
Long-term investments	531,509	101,415

Total	$2,599,085	$2,293,395